UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2018

OPTEC INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation)	000-55861 (Commission File Number)	45-5552519 (IRS Employer Identification No.)

2721 Loker Avenue West
Carlsbad, CA 92010
(760) 444-5566
www.OptecIntl.com
(Address and telephone number of registrant’s principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

On June 4, 2018 the Company acquired the Exclusive International License (excluding North America, Canada, Mexico & USA) for the OPTEC Fuel Maximizer product line from Optimized Fuel Technologies for 1,500,000 shares of OPTEC International, Inc. common stock plus $500,000 in cash. Subsequently, on June 20, 2018 OPTEC International, Inc. acquired the Exclusive North America License for the OPTEC Fuel Maximizer for 1,000,000 shares of OPTEC International, Inc. stock. The aforementioned information was disclosed in an 8-k dated June 22, 2018.

On August 23, 2018 the Company signed a Royalty Agreement with Optimized Fuel Technologies whereby certain clients could purchase the Optec Fuel Maximizer on a manufacturer direct basis.

On August 8, 2018 Optimized Fuel Technologies entered into a contract with a company that desired to purchase the Optec Fuel Maximizer on a manufacturer direct basis. Over a 3 year period the contract represents sales in excess of forty million dollars ($40,000,000). As the Company owns the exclusive licensing rights to sales of the Optec Fuel Maximizer; per the Royalty agreement dated August 27, 2018 the Company agreed to the acceptance of royalty revenue generated by sales on a manufacturer direct basis. Although the Company’s revenues will be less per the contract, it’s gross profit is anticipated to be higher as it will not have to be subjected to inventory, quality control, freight and staffing for distribution.

Based on the aforementioned contract the company anticipates royalty revenues exceeding ten million dollars ($10,000,000) over the next three years.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Royalty Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optec International, Inc. (Registrant)
August 27, 2018	By:	/s/ Peter Sollenne
		Name:	Peter Sollenne
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Royalty Agreement